CASTLE BRANDS INC.
5% Subordinated Convertible Notes Due 2018
PURCHASE AGREEMENT

This 5% Subordinated Convertible Note Purchase Agreement (the “Agreement”) is made as of October 21, 2013 by and among Castle Brands Inc., a Florida corporation (the “Issuer”), and each person or entity named on the Schedule of Purchasers hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuer and each Purchaser agree as follows:

1. Issuance of Notes. Subject to the terms and conditions set forth in this Agreement, the Issuer agrees to issue and sell to each Purchaser its 5% Subordinated Convertible Notes due 2018, substantially in the form attached hereto as Exhibit A, in a principal amount set forth below such Purchaser’s name on the Schedule of Purchasers hereto (such notes, and all notes from time to time replacing such notes from time to time outstanding, in an aggregate outstanding principal amount not to exceed at any time $2,125,000 (the “Initial Aggregate Principal Amount”), being the “Notes”; and this Agreement and the Notes, being collectively, the “Operative Documents”). The Notes will be convertible into shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”; the Common Stock into which the Notes may be so converted, the “Conversion Stock”; and the Conversion Stock and the Notes being, collectively, the “Securities”), in accordance with the terms of the Notes. Upon each such conversion, the Initial Aggregate Principal Amount shall be automatically reduced by the principal amount of the Notes subject to such conversion. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Notes.

The Notes will be offered and sold to the Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and so long as required under applicable requirements of the Act, the Notes shall bear the legend regarding transfer restrictions under the Act set forth in Section 6(i) hereof.

2. Agreement to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Issuer agrees to issue and sell to the Purchasers, and each Purchaser agrees to purchase from the Issuer, the Notes in the principal amount set forth below such Purchaser’s name on the Schedule of Purchasers hereto (the “Purchase Price”).

3. Delivery and Payment.

(a) Delivery of, and payment of the Purchase Price for, the Notes (the “Closing”), shall be made at 10:00 a.m., Eastern Time, on such other date as may be agreed upon by the Purchasers and the Issuer (the “Closing Date”) in accordance with Section 3(b) hereof.

(b) At the Closing, the Issuer shall deliver to each Purchaser (or to such other designee(s) as each Purchaser shall direct at least one business day prior to the Closing) one or more original Notes against payment by such Purchaser of the Purchase Price by wire transfer in same day funds to the order of the Issuer.

4. Agreements of the Issuer. The Issuer hereby agrees with the Purchasers as follows:

(a) So long as the Notes remain outstanding, to reserve and keep available at all times, free of preemptive rights, a sufficient number of authorized shares of its Common Stock for the purpose of enabling the Issuer to satisfy its obligations to issue such Common Stock as Conversion Stock upon conversion of the Notes.

(b) To use commercially reasonable efforts to cause all shares of Conversion Stock issuable upon conversion of the Notes to be listed on the NYSE MKT LLC (“NYSE MKT Approval”) or on such other national securities exchange or automated quotation system on which the Issuer’s Common Stock may then be traded or listed so long as such Conversion Stock remains registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) To the extent permitted by applicable law, not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

(d) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Purchasers.

5. Representations and Warranties of the Issuer. As of the date hereof and as of the Closing Date, the Issuer represents and warrants to each Purchaser that:

(a) Organization and Qualification. The Issuer and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Issuer, directly or indirectly, owns capital stock or holds an equity or similar interest that exceeds 50% of the aggregate outstanding equity or similar interests of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their material properties and to carry on their business as now being conducted in all material respects.

(b) Authorization; Enforcement; Validity. The Issuer has the requisite corporate power and authority to enter into and perform its obligations under each of the Operative Documents and to issue the Notes in accordance with the terms hereof. The execution and delivery of this Agreement and the other Operative Documents by the Issuer and the consummation by the Issuer of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the reservation for issuance, and the issuance of the Conversion Stock issuable upon conversion of any Notes, have been duly authorized by the Issuer’s board of directors or a duly authorized committee thereof (the “Board”) and (other than such filings as may be required by and with the NYSE MKT LLC with respect to the transactions contemplated hereby), no further consent or authorization by the Issuer, its Board, or its shareholders is required. This Agreement has been duly executed and delivered by the Issuer and is, and upon execution and delivery of the other Operative Documents by the Issuer, each of the Operative Documents will be, the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

(c) Issuance of Notes. The Notes are duly authorized and upon issuance, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance, free of pre-emptive rights, and sufficient for the purpose of enabling the Issuer to satisfy all obligations to issue the Conversion Stock upon conversion of all of the Notes. Upon conversion of Notes into Conversion Stock in accordance with their terms, the Conversion Stock will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders thereof being entitled to all rights accorded to a holder of Common Stock.

(d) No Broker’s Fees. The Issuer has not engaged any broker, finder, commission agent or other person in connection with the transactions contemplated in the Operative Documents, and the Issuer is not under any obligation to pay any broker’s fee or commission in connection with such transactions.

(e) SEC Reports. Each report, registration statement and definitive proxy statement (the “SEC Reports”) filed by Issuer with the Securities and Exchange Commission (the “SEC”) during the last two fiscal years and the interim period prior to the date of this Agreement, which are all the forms, reports and documents required to be filed by the Issuer with the SEC during such time period, are publicly available to the Purchasers on the SEC’s website. As of their respective dates the SEC Reports: (i) were prepared in accordance, and complied in all material respects, with the requirements of the Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth herein, the Issuer makes no representation or warranty whatsoever concerning any SEC Report as of any time other than the date or period with respect to which it was filed.

(f) Financial Statements. Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q under the Exchange Act) and each fairly presents in all material respects the financial position of Issuer at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal adjustments.

The Issuer acknowledges that each Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

6. Representations, Warranties and Agreements of the Purchasers. Each Purchaser, for itself and for no other Purchaser, represents and warrants to, and agrees with, the Issuer that:

(a) Authorization; Enforcement; Validity. Such Purchaser has the requisite power and authority to enter into and perform its obligations under each of the Operative Documents to which it is a party. The execution and delivery by such Purchaser of this Agreement and the other Operative Documents to which it is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by such Purchaser and no further consent or authorization is required by such Purchaser or its beneficiary or beneficiaries, as the case may be. This Agreement has been duly executed and delivered by such Purchaser and is, and upon execution and delivery by such Purchaser of the other Operative Documents to which it is a party, such Operative Documents will be, the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

(b) Consents. Except for (i) compliance with any filings and notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) which may be required in the future in connection with conversion of the Notes and (ii) any filings required under the Exchange Act, such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Operative Documents to which it is a party, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which such Purchaser is required to obtain or make pursuant to the preceding sentence have been (or will be) obtained or made on or prior to the Closing Date.

(c) Sufficiency of Funds. Such Purchaser has, and will have at the Closing, sufficient funds available to pay the Purchase Price for such Purchaser’s Notes.

(d) No Broker’s Fees. Such Purchaser has not engaged any broker, finder, commission agent or other person in connection with the transactions contemplated in the Operative Documents, and such Purchaser is not under any obligation to pay any broker’s fee or commission in connection with such transactions.

(e) Investor Status. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities. Such Purchaser is acquiring the Securities for its own account and is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Securities in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction.

(f) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and issued in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and the Issuer is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. Such Purchaser also understands that the Securities may not be offered or sold except pursuant to an effective registration statement under the Act or pursuant to an applicable exemption from registration under the Act. Such Purchaser further understands that the exemption from registration afforded by Rule 144 promulgated under the Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

(g) Information. Such Purchaser and its advisors, if any, have had access to and reviewed the Issuer’s reports under the Exchange Act filed with the U.S. Securities and Exchange Commission (collectively, the “Public Reports”) and such Purchaser acknowledges that the information contained in the Public Reports is sufficient to allow such Purchaser to make an investment decision with respect to its acquisition of the Securities. Such Purchaser understands that its investment in the Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(h) Transfer or Resale. Such Purchaser understands that the Securities have not been and are not being registered under the Act or any state securities laws (except as provided in the Notes), and may not be offered for sale, sold, assigned or transferred unless (a) (i) subsequently registered thereunder, (ii) such Purchaser shall have delivered to the Issuer an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) such Purchaser provides the Issuer with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Act (or, in each case, a successor rule thereto) and (b) such Purchaser otherwise complies with the restrictions on transfer set forth in the Notes.

(i) Legends. Such Purchaser understands that the certificates or other instruments representing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

Such Purchaser acknowledges that the Issuer will rely upon the accuracy and truth of the foregoing representations and such Purchaser hereby consents to such reliance.

7. Conditions of Obligations.

(a) The obligations of each Purchaser to purchase the Notes under this Agreement on the Closing Date are subject to the satisfaction of each of the following conditions:

(i) All the representations and warranties of the Issuer contained in this Agreement that are not modified by materiality shall be true and correct in all material respects, and all of the representations and warranties of the Issuer contained in this Agreement that are modified by materiality shall be true and correct, in each case, as of the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Issuer shall have performed all covenants and agreements, in all material respects, and satisfied all conditions, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date.

(ii) The Issuer shall have executed and delivered the Operative Documents, and the Purchasers shall have received fully executed copies thereof. The Operative Documents shall be in full force and effect as of the Closing Date. The Issuer shall have received the requisite governmental and regulatory approval in connection with each of the Operative Documents to be completed on or before the Closing Date.

(iii) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or local or any foreign government, or political subdivision thereof, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative or regulatory authority (a “Governmental Authority”) which would, as of the Closing Date, prevent the issuance of the Notes or the consummation of any of the other transactions contemplated by the Operative Documents; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Issuer, threatened against, the Issuer before any court or arbitrator or any Governmental Authority or an official thereof that, if adversely determined, would be expected to result in a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of the Issuer and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and by the other Operative Documents taken as a whole or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Issuer to perform its obligations under the Operative Documents.

(b) The obligations of the Issuer to sell and deliver the Notes to the Purchasers under this Agreement on the Closing Date are subject to the satisfaction of each of the following conditions:

(i) All the representations and warranties of the Purchasers contained in this Agreement that are not modified by materiality shall be true and correct in all material respects, and all of the representations and warranties of the Purchasers contained in this Agreement that are modified by materiality shall be true and correct, in each case, as of the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Purchasers shall have performed all covenants and agreements, in all material respects, and satisfied all conditions, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date.

(ii) Each Purchaser shall have executed and delivered (a) the Operative Documents to which it is a party and (b) a joinder to that certain Subordination Agreement, dated as of August 7, 2013, between Keltic Financial Partners II, LP, a Delaware limited partnership, and certain junior lenders to the Issuer, and the Issuer shall have received fully executed copies thereof. The Operative Documents shall be in full force and effect as of the Closing Date. Each Purchaser shall have received the requisite governmental and regulatory approval in connection with each of the Operative Documents to be completed on or before the Closing Date.

(iii) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority which would, as of the Closing Date, prevent the issuance of the Notes or the consummation of any of the other transactions contemplated by the Operative Documents; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of such Purchaser, threatened against, such Purchaser before any court or arbitrator or any Governmental Authority or an official thereof that, if adversely determined, would be expected to result in a material adverse effect on the authority or ability of such Purchaser to perform its obligations under the Operative Documents.

(iv) The Issuer shall have received the Purchase Price, in accordance with Section 3(b) hereof.

(v) NYSE MKT Approval shall have been obtained.

8. Notices. All statements, requests, notices and agreements (each, a “Notice”) hereunder shall be in writing, and:

(a) If to the Purchasers, Notices shall be delivered or sent by mail, facsimile transmission or overnight courier to a Purchaser as set forth on the Schedule of Purchasers or to such other address as such Purchaser may designate in writing:

(b) If to the Issuer, Notices shall be delivered or sent by mail, facsimile transmission or overnight courier to the address of the Issuer as follows:

Castle Brands Inc.
122 East 42nd Street, Suite 4700
New York, NY 10168
Attention: Alfred J. Small
Facsimile: (646) 356.0222

or to such other address as the Issuer may designate in writing,

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

9. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

10. Submission to Jurisdiction. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND STATE COURTS SITTING IN NEW YORK COUNTY, NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PURCHASER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

11. Counterparts. This Agreement may be signed in various counterparts, and by each party in several counterparts, all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by electronic or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

12. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

13. Third Parties. This Agreement shall inure to the benefit of and be binding upon the Purchasers and the Issuer and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of the Notes from any Purchaser will be deemed a successor because of such purchase.

14. Invalidity. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15. Amendments, Modifications, Waivers, etc. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

16. HSR Fees and Expenses. The Issuer agrees to reimburse the Purchasers for any fees in connection with filings and notifications required under the HSR Act in order to permit the Purchasers to convert any or all of the Notes.

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IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

CASTLE BRANDS INC.

By: /s/ Alfred J. Small
Name:	Alfred J. Small

Title: Senior Vice President and Chief Financial Officer

[Signatures continue on following pages]

SCHEDULE OF PURCHASERS

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Facsimile Number of Authorized Signatory:
Address for Notice of Purchaser:

Address for Delivery of Notes for Purchaser (if not same as address for notice):

Principal Amount: $

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

FORM OF NOTE
(see attached)